THE HIGH YIELD INCOME FUND, INC.
	Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102




October 21, 2005




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:	The High Yield Income Fund, Inc. (the "Fund")
File No.:  811-05296


Ladies and Gentlemen:

Please find enclosed the following items: (1) the Annual
Report on Form N-SAR for the Fund for the fiscal year ended August 31, 2005 and (2) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.


Very truly yours,



/s/Deborah A. Docs
Deborah A. Docs
Secretary
DAD
Enclosures



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 21st day of October 2005.





THE HIGH YIELD INCOME FUND, INC.





By:   /s/Deborah A. Docs				  Witness: /s/Glenda D. Noel
Deborah A. Docs			 		         Glenda D. Noel
Secretary



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